Gannett Announces Third Quarter 2023 Results & Updated Full Year Outlook

•Operating Income of $34.9 million; Net Loss Attributable to Gannett of $2.6 million
•Adjusted EBITDA(1) of $59.5 million, up 15% Year-over-Year
•Cash Provided by Operating Activities of $20.6 million; Free Cash Flow(1) of $7.4 million
•Repaid $65.3 million in Debt; First Lien Net Leverage Below 2.0x

MCLEAN, VA — November 2, 2023 — Gannett Co., Inc. ("Gannett", "we", "us", "our", or the "Company") (NYSE: GCI) today reported its financial results for the third quarter ended September 30, 2023.

"In the third quarter, we drove significant improvement to our bottom line, along with sustained growth in both Adjusted EBITDA(1) and total digital revenues. Furthermore, for the third consecutive quarter, we achieved a sequential improvement in same-store revenues(1). Our financial results for the third quarter reflect the continued progress on our strategy and our resilience in successfully navigating a challenging operating environment for our advertising clients. The positive momentum observed in our key financial metrics underscores our relentless effort to execute on our strategy, which we believe will result in long term sustainable revenue and profit growth, along with much lower debt levels", said Michael Reed, Gannett Chairman and Chief Executive Officer.

"We remain focused on improving profitability, improving revenue trends through digital revenue growth, and debt repayment. In the third quarter we repaid $65 million of debt, which combined with our Adjusted EBITDA(1) growth, reduced our first lien net leverage to below 2.0x. We also maintained a strong liquidity position with $109 million of cash at the end of the third quarter. Equally important, total digital revenues surpassed 40% of total revenues, growing 3% year-over-year on a same store basis(1). We expect this trend of digital revenue growth to continue into the fourth quarter of 2023."

"We continue to focus on and expand our partnerships to generate new digital and affiliate revenues. Our recent agreements with Jackpocket and Red Ventures bring the total number of executed partnerships to four, which we believe will allow us to expand our audience and create additional monetization opportunities."

"Our progress and results in 2023 serve as a testament to the strength of our strategy, prudent cost management, and our seasoned management team. We've shown resilience across various operating environments, and as a result, we are confident in our ability to navigate any near-term volatility and drive sustained, long-term value for our shareholders. As you may expect, no evolution from an analog business to a digital business is a straight line. We are making substantive progress on our evolution in key areas."

"We expect 2023 will be a good year by most measures that are critical to our strategy. Importantly, we expect to end the year with overall revenue trend improvement, growth in both total digital revenues and Adjusted EBITDA, significant free cash flow generation, meaningful debt reduction, and first lien net leverage below 2.0x. With our continued execution we expect to improve on all these areas in 2024 and beyond, and remain optimistic about creating sustainable growth and significant value for our shareholders."

Third Quarter 2023 Highlights:
•Total revenues of $652.9 million decreased 9.1% compared to the third quarter of 2022
◦Same store revenues(1) decreased 8.4% compared to the third quarter of 2022, as compared to a decrease of 8.6% in the second quarter of 2023
•Total digital revenues were $263.6 million, or 40.4% of total revenues, up 2.7% over the same period in the prior year on a same store basis(1)
•Net loss attributable to Gannett of $2.6 million improved by $51.5 million versus the net loss attributable to Gannett of $54.1 million in the third quarter of 2022
•Adjusted EBITDA(1) totaled $59.5 million, an increase of 14.7% compared to the third quarter of 2022
◦Adjusted EBITDA margin(1) of 9.1% improved 190 basis points compared to the 7.2% Adjusted EBITDA margin(1) in the third quarter of 2022
(1) See "Use of Non-GAAP Information" below for information about this non-GAAP measure.

•Cash provided by operating activities of $20.6 million
•Free cash flow(1) of $7.4 million

Third Quarter 2023 Gannett Media Highlights:
•Digital-only subscription revenues of $40.0 million grew 15.9% year-over-year and increased 16.1% year-over-year on a same store basis(1)
•Record high digital-only average revenue per user(2) of $6.82 increased 14.0% year-over-year, reflecting the execution of our refined customer acquisition strategy with a heightened focus on profitability and lowering churn
•After minor sequential declines in the first and second quarter of 2023, digital-only paid subscriptions(2) returned to growth in the third quarter of 2023, up 0.7% compared to the second quarter of 2023, and totaled 1.96 million digital-only paid subscriptions(2)
•189 million average monthly unique visitors in the third quarter of 2023 with 138 million average monthly unique visitors coming from our USA TODAY NETWORK (based on September 2023 Comscore Media Metrix®) and 51 million average monthly unique visitors resulting from our U.K. digital properties(3)

Third Quarter 2023 Digital Marketing Solutions Highlights:
•Digital Marketing Solutions segment revenues of $121.9 million grew 1.6% year-over year and increased 1.9% year-over-year on a same store basis(1)
◦Total core platform revenues(4) were $120.8 million in the third quarter of 2023, up 1.8% compared to the same quarter in the prior year
◦Total core platform average customer count(2) of 15.3 thousand in the third quarter of 2023 was unchanged sequentially, and down 3.2% compared to same period in the prior year
◦Core platform average revenue per user(2) was $2,636, a 5.0% increase year-over-year
◦Customer budget retention(5) was 95.4%, an increase of 20 basis points compared to the third quarter of 2022
•Net income attributable to Gannett within the segment was $5.9 million in the third quarter of 2023 and Net income attributable to Gannett margin within the segment was 4.8% in the third quarter of 2023 versus 4.5% in the same quarter of the prior year
•Adjusted EBITDA(1) within the segment was $13.6 million in the third quarter of 2023, decreasing 13.5% compared to the same period in the prior year. Adjusted EBITDA margin(1) within the segment decreased to 11.1% in the third quarter of 2023 versus 13.1% in the same quarter of the prior year

Third Quarter 2023 Capital Structure Highlights:
•As of September 30, 2023, the Company had cash and cash equivalents of $109.2 million
(2) See "Key Performance Indicators" ("KPI") below for information about our use of KPIs.
(3) Newsquest used Adobe Analytics to identify unique visitors in the third quarter of 2023.
(4) Core platform revenues is defined as revenue derived from customers utilizing our proprietary digital marketing services platform that are sold by either our direct or local market teams.
(5) Customer budget retention is calculated as 1 minus the average of churned budgets in a given month divided by starting budgets in the same period, averaged across the quarter.

•Total principal amount of debt outstanding as of September 30, 2023 was $1,154.5 million including $665.9 million in first lien debt, which resulted in a First Lien Net Leverage(6) of 1.96x, a decline of 26.9% compared to 2.68x as of the end of fiscal 2022
•During the third quarter of 2023, the Company repaid $65.3 million of debt
◦The Company repurchased approximately $33.5 million of the first lien notes due November 1, 2026 (the "2026 Senior Notes") for approximately $29.5 million representing a discount to par
◦In connection with the repurchase of the 2026 Senior Notes, the Company received a waiver from certain lenders under its five-year senior secured term loan facility (the “New Senior Secured Term Loan”) that reduced the scheduled amortization payment for the quarter ended September 30, 2023 payable to those lenders by $13.1 million
◦The Company repaid $31.8 million of its New Senior Secured Term Loan using the proceeds from real estate and other asset sales totaling $29.9 million and its quarterly amortization of $1.9 million
• Subsequent to September 30, 2023:
◦The Company repaid $6.2 million of its New Senior Secured Term Loan using the proceeds from real estate asset sales

Financial Highlights

In thousands	Third Quarter 2023
Revenues	$652,871
Net loss attributable to Gannett	(2,566)
Adjusted EBITDA(7) (non-GAAP basis)	59,524
Adjusted Net loss attributable to Gannett(7) (non-GAAP basis)	(22,619)
Cash provided by operating activities	20,631
Free cash flow (7) (non-GAAP basis)	7,372
(7) Refer to "Use of Non-GAAP Information" below for the Company’s definition of Adjusted EBITDA, Adjusted Net loss attributable to Gannett, and Free cash flow, as well as the reconciliation of such measures to the most comparable GAAP measure.

Business Outlook
The Company is adjusting its full year 2023 outlook with respect to revenues, net income (loss) attributable to Gannett, cash provided by operating activities, same store total revenues year-over-year, free cash flow, and Adjusted EBITDA. The Company is reiterating its full year 2023 outlook with respect to first lien net leverage.

	Full Year 2023 Outlook(11)	Full Year 2022 Results
Revenues	$2.65B to $2.67B	$2.95B
Same store total revenues(8)(9) Year-Over-Year (non-GAAP basis)	(9%) to (8%)	(7)%
Net income (loss) attributable to Gannett	($20M) to $0M	($78M)
Cash provided by operating activities	$105M to $125M	$41M
Free cash flow(8)(9)(10) (non-GAAP basis)	$65M to $85M	($5M)
Adjusted EBITDA(8)(9) (non-GAAP basis)	$270M to $290M	$257M
First lien net leverage	<2.0x	2.7x
(8) Refer to "Use of Non-GAAP Information" below for the Company’s definition of Adjusted EBITDA, Same store total revenues, and Free cash flow, as well as the reconciliation of such measures to the most comparable GAAP measure.
(9) Refer to "Business Outlook" on Tables 11, 12 and 13 below for a reconciliation of non-GAAP outlook measures to corresponding GAAP measures.
(10) Capital expenditures are assumed at approximately $40 million for full year 2023. Figure does not include asset disposition proceeds which we estimate will be approximately $85 million in 2023.
(11) Projections are based on Company estimates as of November 2, 2023 and are provided solely for illustrative purposes. Actual results may vary. The Company undertakes no obligation to update this information. Additionally, the Company's estimates do not factor in the impact of any future acquisitions or dispositions. The Company’s future financial results could differ materially from the Company’s current estimates.

(6) As of September 30, 2023, the First Lien Net Leverage ratio was calculated by subtracting cash on the balance sheet from the sum of both our Senior Secured Term Loan and 6% first lien notes due November 1, 2026 (the “2026 Senior Notes”) and dividing that by Q3 2023 LTM Adjusted EBITDA. Our 6% Senior Secured Convertible Notes due 2027 are second lien as of the completion of the Senior Secured Term Loan refinancing in October 2021.

Earnings Conference Call

Management will host a conference call on Thursday, November 2, 2023 at 8:30 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of Gannett’s website, investors.gannett.com. The conference call may be accessed by dialing 1-877-451-6152 (from within the U.S.) or 1-201-389-0879 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference "Gannett Third Quarter Earnings Call" or access code "13733336". A simultaneous webcast of the conference call will be available to the public on a listen-only basis at investors.gannett.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast. A telephonic replay of the conference call will also be available approximately two hours following the call’s completion through 11:59 P.M. Eastern Time on Thursday, November 16, 2023 by dialing 1-844-512-2921 (from within the U.S.) or 1-412-317-6671 (from outside of the U.S.); please reference access code "13733336".

About Gannett

Gannett Co., Inc. (NYSE: GCI) is a subscription-led and digitally-focused media and marketing solutions company committed to empowering communities to thrive. With an unmatched reach at the national and local level, Gannett touches the lives of millions with our Pulitzer Prize-winning content, consumer experiences and benefits, and advertiser products and services. Our current portfolio of media assets includes the USA TODAY NETWORK, which includes USA TODAY, and local media organizations in 43 states in the United States, and Newsquest, a wholly-owned subsidiary operating in the United Kingdom. We also own digital marketing services companies under the brand LocaliQ, which provide a cloud-based platform of products to enable small and medium-sized businesses to accomplish their marketing goals. In addition, our portfolio includes what we believe is the largest media-owned events business in the U.S., USA TODAY NETWORK Ventures. To connect with us, visit www.gannett.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our Business Outlook, statements regarding our business outlook, digital revenue performance and growth, growth in our Digital Marketing Solutions segment, growth of and demand for our digital-only subscriptions and digital marketing and advertising services, expectations regarding our free cash flows, revenues, net income (loss) attributable to Gannett, same-store revenues and cash flows, expectations regarding our long-term growth, expectations regarding growth in revenues and Adjusted EBITDA, our ability to navigate near-term volatility and create long-term stockholder value, our expectations, in terms of both amount and timing, with respect to debt repayment, our expected capital expenditures, expectations regarding real estate and other asset sales, our strategy, our ability to achieve our operating priorities, our long-term opportunities, economic impacts, our ability to navigate volatility, achieve our financial goals, optimize our capital structure and achieve optimal financial performance, our cost management programs, our cost structure and future revenue trends and our ability to influence trends. Words such as "expect(s)", believe(s)", "will", "outlook", “guidance”, "estimate(s)", "project(s)" and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company’s most recent Annual Report on Form 10-K, our quarterly reports on Form 10-Q, and our other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Except to the extent required by law, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

* * * *

For investor inquiries, contact:	For media inquiries, contact:
Matt Esposito	Lark-Marie Anton
Investor Relations	Corporate Communications
703-854-3000	646-906-4087
investors@gannett.com	lark@gannett.com

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GANNETT CO., INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

Table No. 1
In thousands, except share data	September 30, 2023	December 31, 2022
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$109,240	$94,255
Accounts receivable, net of allowance of $13,143 and $16,697 as of September 30, 2023 and December 31, 2022, respectively	257,032	289,415
Inventories	29,914	45,223
Prepaid expenses	50,327	46,205
Other current assets	17,107	32,679
Total current assets	463,620	507,777
Property, plant and equipment, net of accumulated depreciation of $373,232 and $360,522 as of September 30, 2023 and December 31, 2022, respectively	246,271	305,994
Operating lease assets	230,961	233,322
Goodwill	533,264	533,166
Intangible assets, net	545,740	613,358
Deferred tax assets	57,284	56,618
Pension and other assets	172,237	143,320
Total assets	$2,249,377	$2,393,555

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$310,527	$351,848
Deferred revenue	128,599	153,648
Current portion of long-term debt	69,339	60,452
Operating lease liabilities	46,918	44,872
Other current liabilities	5,797	6,218
Total current liabilities	561,180	617,038
Long-term debt	580,789	695,642
Convertible debt	412,483	405,681
Deferred tax liabilities	—	1,439
Pension and other postretirement benefit obligations	43,966	50,710
Long-term operating lease liabilities	212,681	219,109
Other long-term liabilities	112,227	108,563
Total noncurrent liabilities	1,362,146	1,481,144
Total liabilities	1,923,326	2,098,182
Commitments and contingent liabilities
Equity
Preferred stock, $0.01 par value per share, 300,000 shares authorized, of which 0 shares and 150,000 shares were designated as Series A Junior Participating Preferred Stock at September 30, 2023 and December 31, 2022, respectively, none of which were issued and outstanding at September 30, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value per share, 2,000,000,000 shares authorized, 158,446,632 shares issued and 149,002,959 shares outstanding at September 30, 2023; 153,286,104 shares issued and 146,223,179 shares outstanding at December 31, 2022	1,584	1,533
Treasury stock, at cost, 9,443,673 shares and 7,062,925 shares at September 30, 2023 and December 31, 2022, respectively	(17,392)	(14,737)
Additional paid-in capital	1,422,400	1,409,578
Accumulated deficit	(1,004,300)	(999,401)
Accumulated other comprehensive loss	(75,773)	(101,231)
Total Gannett stockholders' equity	326,519	295,742
Noncontrolling interests	(468)	(369)
Total equity	326,051	295,373
Total liabilities and equity	$2,249,377	$2,393,555

GANNETT CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

Table No. 2	Three months ended September 30,
In thousands, except per share amounts	2023	2022
Advertising and marketing services	$339,803	$361,847
Circulation	227,104	264,732
Other	85,964	91,323
Total operating revenues	652,871	717,902
Operating costs	416,103	459,343
Selling, general and administrative expenses	184,914	212,473
Depreciation and amortization	40,644	44,778
Integration and reorganization costs (reversal)	(955)	33,311
Asset impairments	188	71
Gain on sale or disposal of assets, net	(23,334)	(7,180)
Other operating expenses	370	249
Total operating expenses	617,930	743,045
Operating income (loss)	34,941	(25,143)
Interest expense	27,918	27,750
Gain on early extinguishment of debt	(2,717)	(1,228)
Non-operating pension income	(2,929)	(14,990)
Other income, non-operating, net	(907)	(651)
Non-operating expenses	21,365	10,881
Income (loss) before income taxes	13,576	(36,024)
Provision for income taxes	16,144	18,098
Net loss	(2,568)	(54,122)
Net loss attributable to noncontrolling interests	(2)	(8)
Net loss attributable to Gannett	$(2,566)	$(54,114)

Loss per share attributable to Gannett - basic	$(0.02)	$(0.39)
Loss per share attributable to Gannett - diluted	$(0.02)	$(0.39)

GANNETT CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

Table No. 3	Nine months ended September 30,
In thousands	2023	2022
Operating activities
Net loss	$(4,998)	$(110,924)
Adjustments to reconcile net loss to operating cash flows:
Depreciation and amortization	124,126	142,091
Share-based compensation expense	12,727	13,277
Non-cash interest expense	15,942	15,954
Gain on sale or disposal of assets, net	(40,869)	(9,612)
(Gain) loss on early extinguishment of debt	(3,213)	2,264
Asset impairments	1,370	1,010
Pension and other postretirement benefit obligations	(10,765)	(71,640)
Change in other assets and liabilities, net	(20,903)	50,562
Cash provided by operating activities	73,417	32,982
Investing activities
Acquisitions, net of cash acquired	—	(15,432)
Purchase of property, plant and equipment	(29,707)	(35,943)
Proceeds from sale of real estate and other assets	83,799	71,004
Change in other investing activities	(24)	(548)
Cash provided by investing activities	54,068	19,081
Financing activities
Payments of deferred financing costs	—	(957)
Borrowings of long-term debt	—	80,000
Repayments of long-term debt	(111,894)	(127,567)
Acquisition of noncontrolling interests	—	(2,050)
Treasury stock	(2,642)	(6,529)
Changes in other financing activities	1,593	(941)
Cash used for financing activities	(112,943)	(58,044)
Effect of currency exchange rate change on cash	688	(1,447)
Increase (decrease) in cash, cash equivalents and restricted cash	15,230	(7,428)
Cash, cash equivalents and restricted cash at beginning of period	104,804	143,619
Cash, cash equivalents and restricted cash at end of period	$120,034	$136,191

GANNETT CO., INC.
SEGMENT INFORMATION
(Unaudited)

Table No. 4	Three months ended September 30,
In thousands	2023	2022
Operating revenues:
Gannett Media	$567,540	$633,006
Digital Marketing Solutions	121,919	120,049
Corporate and other	1,532	1,328
Intersegment eliminations	(38,120)	(36,481)
Total	$652,871	$717,902

USE OF NON-GAAP INFORMATION

The Company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a U.S. GAAP basis. These non-GAAP financial measures, which may not be comparable to similarly titled measures reported by other companies, should not be considered in isolation from or as a substitute for the related U.S. GAAP measures and should be read together with financial information presented on a U.S. GAAP basis.

The Company defines its non-GAAP measures as follows:

•Adjusted EBITDA is a non-GAAP performance measure the Company believes offers a useful view of the overall and segment operations of our business. The Company defines Adjusted EBITDA as Net income (loss) attributable to Gannett before: (1) Income tax expense (benefit), (2) Interest expense, (3) Gains or losses on the early extinguishment of debt, (4) Non-operating pension income, (5) Loss on convertible notes derivative, (6) Depreciation and amortization, (7) Integration and reorganization costs, (8) Other operating expenses, including third-party debt expenses and acquisition costs, (9) Asset impairments, (10) Goodwill and intangible impairments, (11) Gains or losses on the sale or disposal of assets, (12) Share-based compensation, and (13) certain other non-recurring charges. The most directly comparable U.S. GAAP measure is Net income (loss) attributable to Gannett.

•Adjusted EBITDA margin is a non-GAAP performance measure the Company believes offers a useful view of the overall and segment operations of our business. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by total Operating revenues.

•Adjusted Net income (loss) attributable to Gannett is a non-GAAP performance measure the Company believes offers a useful view of the overall operations of our business and is useful to analysts and investors in evaluating the results of operations and operational trends. The Company defines Adjusted Net income (loss) attributable to Gannett before (1) Gains or losses on the early extinguishment of debt, (2) Loss on convertible notes derivative, (3) Integration and reorganization costs, (4) Other operating expenses, including third-party debt expenses and acquisition costs, (5) Asset impairments, (6) Goodwill and intangibles impairments, (7) Gains or losses on the sale or disposal of assets, (8) certain other non-recurring charges, and (9) the tax impact of the above items.

•Free cash flow is a non-GAAP liquidity measure that adjusts our reported U.S. GAAP results for items we believe are critical to the ongoing success of our business. The Company defines Free cash flow as Cash provided by (used for) operating activities as reported on the Consolidated statement of cash flows less capital expenditures, which results in a figure representing Free cash flow available for use in operations, additional investments, debt obligations, and returns to stockholders. The most directly comparable U.S. GAAP financial measure is Cash provided by (used for) operating activities.

•Same store revenues is a non-GAAP performance measure based on GAAP revenues for Gannett for the current period, excluding (1) acquired revenues (2) currency impact, and (3) exited operations.

Management’s Use of Non-GAAP Measures

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not measurements of financial performance under U.S. GAAP and should not be considered in isolation or as an alternative to income (loss) from operations, net income (loss), margin, revenues, cash flow provided by (used for) operating activities, or any other measure of performance or liquidity derived in accordance with U.S. GAAP. We believe these non-GAAP financial measures, as we have defined them, are helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance on our day-to-day operations. These measures provide an assessment of controllable expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance.

We use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues as measures of our day-to-day operating performance, which is evidenced by the publishing and delivery of news and other media and excludes certain expenses that may not be indicative of our day-to-day business operating results.

Limitations of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues

Each of our non-GAAP measures have limitations as analytical tools. They should not be viewed in isolation or as a substitute for U.S. GAAP measures of earnings or cash flows. Material limitations in making the adjustments to our earnings to calculate Adjusted EBITDA and Adjusted Net income (loss) attributable to Gannett using these non-GAAP financial measures as compared to U.S. GAAP net income (loss) include: the cash portion of interest / financing expense, income tax (benefit) provision, and charges related to asset impairments, which may significantly affect our financial results.

Management believes these items are important in evaluating our performance, results of operations, and financial position. We use non-GAAP financial measures to supplement our U.S. GAAP results in order to provide a more complete understanding of the factors and trends affecting our business.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not alternatives to net income, margin, income from operations, cash flows provided by (used for) operations or revenues as calculated and presented in accordance with U.S. GAAP. As such, they should not be considered or relied upon as substitutes or alternatives for any such U.S. GAAP financial measure. We strongly urge you to review the reconciliations of Net income (loss) attributable to Gannett to Adjusted EBITDA, Adjusted EBITDA margin, Net income (loss) attributable to Gannett to Adjusted Net income (loss) attributable to Gannett, Cash provided by (used for) operations to Free cash flow and Revenues to Same Store revenues along with our Consolidated financial statements included elsewhere in this report. We also strongly urge you not to rely on any single financial measure to evaluate our business. In addition, because Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not measures of financial performance under U.S. GAAP and are susceptible to varying calculations, the Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues measures as presented in this report may differ from and may not be comparable to similarly titled measures used by other companies.

Non-GAAP Outlook

Our 2023 outlook included in this release includes certain non-GAAP measures, including Same store revenues, Adjusted EBITDA and Free cash flow. The outlook for these items does not factor in the impact of any further acquisitions or dispositions within 2023. We have provided these non-GAAP measures for future guidance for the same reasons that were outlined above for historical non-GAAP measures.

We have not fully reconciled non-GAAP forward-looking Same store revenues, Adjusted EBITDA and Free cash flow to its most directly comparable GAAP measure because the Company is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, our comparable GAAP measures. For forward-looking Adjusted EBITDA and Same store revenues, the reconciliation is unavailable because it would include forward-looking financial statements in accordance with GAAP that are unavailable without unreasonable effort. For these reasons, we use a projected range of the aggregate amount of certain items in order to calculate our projected non-GAAP Adjusted EBITDA outlook (see Table 11 below), our projected non-GAAP Same Store revenues outlook (see Table 12 below) as well as our projected non-GAAP Free cash flow outlook (see Table 13 below). Accordingly, we are unable to provide a full reconciliation of these non-GAAP measures used in our outlook without unreasonable effort as certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA
(Unaudited)

Table No. 5	Three months ended September 30, 2023
In thousands	Gannett Media	Digital Marketing Solutions	Corporate and other	Consolidated Total
Net income (loss) attributable to Gannett	$54,537	$5,902	$(63,005)	$(2,566)
Provision for income taxes	—	—	16,144	16,144
Interest expense	—	—	27,918	27,918
Gain on early extinguishment of debt	—	—	(2,717)	(2,717)
Non-operating pension income	(2,929)	—	—	(2,929)
Depreciation and amortization	29,944	6,015	4,685	40,644
Integration and reorganization costs (reversal)	(3,539)	630	1,954	(955)
Other operating expenses	139	—	231	370
Asset impairments	188	—	—	188
(Gain) loss on sale or disposal of assets, net	(23,465)	131	—	(23,334)
Share-based compensation expense	—	—	3,944	3,944
Other items	(615)	897	2,535	2,817
Adjusted EBITDA (non-GAAP basis)	$54,260	$13,575	$(8,311)	$59,524
Net income (loss) attributable to Gannett margin	9.6%	4.8%	NM	(0.4)%
Adjusted EBITDA margin (non-GAAP basis)	9.6%	11.1%	NM	9.1%
NM indicates not meaningful.

	Three months ended September 30, 2022
In thousands	Gannett Media	Digital Marketing Solutions	Corporate and other	Consolidated Total
Net income (loss) attributable to Gannett	$9,774	$5,385	$(69,273)	$(54,114)
Provision for income taxes	—	—	18,098	18,098
Interest expense	—	—	27,750	27,750
Gain on early extinguishment of debt	—	—	(1,228)	(1,228)
Non-operating pension income	(14,990)	—	—	(14,990)
Depreciation and amortization	32,821	7,252	4,705	44,778
Integration and reorganization costs	25,378	431	7,502	33,311
Other operating (income) expenses	(48)	—	297	249
Asset impairments	71	—	—	71
(Gain) loss on sale or disposal of assets, net	(7,171)	2	(11)	(7,180)
Share-based compensation expense	—	—	4,499	4,499
Other items	188	2,620	(2,143)	665
Adjusted EBITDA (non-GAAP basis)	$46,023	$15,690	$(9,804)	$51,909
Net income (loss) attributable to Gannett margin	1.5%	4.5%	NM	(7.5)%
Adjusted EBITDA margin (non-GAAP basis)	7.3%	13.1%	NM	7.2%
NM indicates not meaningful.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
ADJUSTED NET LOSS ATTRIBUTABLE TO GANNETT
(Unaudited)

Table No. 6	Three months ended September 30,
In thousands	2023	2022
Net loss attributable to Gannett	$(2,566)	$(54,114)
Gain on early extinguishment of debt	(2,717)	(1,228)
Integration and reorganization costs (reversal)	(955)	33,311
Other operating expenses	370	249
Asset impairments	188	71
Gain on sale or disposal of assets, net	(23,334)	(7,180)
Other items	42	(6)
Subtotal	(28,972)	(28,897)
Tax impact of above items (1)	6,353	(6,069)
Adjusted Net loss attributable to Gannett (non-GAAP basis)	$(22,619)	$(34,966)
(1)Beginning with the fourth quarter of 2022, the Company calculated the tax impact of the items impacting Adjusted Net loss attributable to Gannett using a combined U.S. federal statutory income tax rate and a State and Local tax rate of 24.1% (the "Combined Tax Rate"). As most of our operations are in the U.S. and the Company expects to pay the Combined Tax Rate, the Company believes this methodology provides for a more accurate representation of our business and the tax impacts affecting Adjusted net income (loss) attributable to Gannett. For the three months ended September 30, 2022, the Company calculated the tax impact of items impacting Adjusted Net loss attributable to Gannett based on a full recalculation of the estimated annual effective tax rate and the annual tax expense, which resulted in volatility of the tax impact of items affecting Adjusted Net loss attributable to Gannett due to estimates used in the quarterly tax calculation. As a result, and as reflected on the table, the Company has recast the tax impact of items impacting Adjusted Net loss attributable to Gannett for the three months ended September 30, 2022.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
FREE CASH FLOW
(Unaudited)

Table No. 7	Three months ended September 30,
In thousands	2023	2022
Cash provided by operating activities (GAAP basis)	$20,631	$31,294
Capital expenditures	(13,259)	(12,651)
Free cash flow (non-GAAP basis)(1)	$7,372	$18,643
(1) For the three months ended September 30, 2023 and 2022, Free cash flow was negatively impacted by interest paid of $10.4 million and $9.1 million, respectively, integration and reorganization costs of $9.6 million and $22.4 million, respectively, and other costs of $4.1 million and $1.7 million, respectively.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
SAME STORE REVENUES - CONSOLIDATED
(Unaudited)

Table No. 8	Three months ended September 30,
In thousands	2023	2022	% Change
Total revenues	$652,871	$717,902	(9.1)%
Currency impact	(3,749)	—	***
Exited operations(1)	—	(8,989)	***
Same store total revenues	$649,122	$708,913	(8.4)%

Advertising and marketing services revenues	$339,803	$361,847	(6.1)%
Currency impact	(1,999)	—	***
Exited operations(1)	—	(7,125)	***
Same store advertising and marketing services revenues	$337,804	$354,722	(4.8)%

Circulation revenues	$227,104	$264,732	(14.2)%
Currency impact	(1,295)	—	***
Exited operations(1)	—	(1,736)	***
Same store circulation revenues	$225,809	$262,996	(14.1)%

Other revenues	$85,964	$91,323	(5.9)%
Currency impact	(455)	—	***
Exited operations(1)	—	(128)	***
Same store other revenues	$85,509	$91,195	(6.2)%
*** Indicates a percentage change greater than or equal to 100.
(1)    In 2023, exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the media markets.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
SAME STORE REVENUES - TOTAL DIGITAL and DIGITAL-ONLY SUBSCRIPTION REVENUES
(Unaudited)

Table No. 9	Three months ended September 30,
In thousands	2023	2022	% Change
Total Digital revenues	$263,644	$256,434	2.8%
Currency impact	(952)	—	***
Exited operations(1)	—	(698)	***
Same store total digital revenues	$262,692	$255,736	2.7%

	Three months ended September 30,
In thousands	2023	2022	% Change
Digital-only subscription revenues	$40,039	$34,532	15.9%
Currency impact	(95)	—	***
Exited operations(1)	—	(127)	***
Same store digital-only subscription revenues	$39,944	$34,405	16.1%
*** Indicates a percentage change greater than or equal to 100.
(1)    In 2023, exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the media markets.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
SAME STORE REVENUES - DIGITAL MARKETING SOLUTIONS SEGMENT
(Unaudited)

Table No. 10	Three months ended September 30,
In thousands	2023	2022	% Change
Total revenues - Digital Marketing Solutions	$121,919	$120,049	1.6%
Currency impact	385	—	***
Exited operations(1)	—	—	***
Same store total revenues - Digital Marketing Solutions	$122,304	$120,049	1.9%
*** Indicates a percentage change greater than or equal to 100.
(1)    In 2023, exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the media markets.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
BUSINESS OUTLOOK - 2023 GUIDANCE(1)(2)
ADJUSTED EBITDA
(Unaudited)

Table No. 11	Full Year 2023 (Est.)
Net income (loss) attributable to Gannett	($20M) to $0M
Provision for income taxes	$10M to $30M
Interest expense	$105M to $115M
Non-operating pension income	~($10M)
Depreciation and amortization	~$165M
Integration and reorganization costs	$20M to $25M
Share-based compensation expense	$15M to $20M
Other items	~($35M)
Adjusted EBITDA (non-GAAP basis)	$270M to $290M
(1)    Projections are based on Company estimates as of November 2, 2023 and are provided solely for illustrative purposes. Actual results may vary. The Company undertakes no obligation to update this information. Additionally, the Company's estimates do not factor in the impact of any future acquisitions or dispositions. The Company’s future financial results could differ materially from the Company’s current estimates.
(2)    For forward-looking Adjusted EBITDA, the reconciliation is unavailable without unreasonable effort. For this reason, we use a projected range of the aggregate amount of certain items in order to calculate our projected non-GAAP Adjusted EBITDA outlook.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
BUSINESS OUTLOOK - 2023 GUIDANCE(1)(2)
SAME STORE REVENUES
(Unaudited)

	Twelve months ended December 31, 2022 (Est.)	Twelve months ended December 31, 2023 (Est.)
Table No. 12
Total revenues	$2.95B(4)	$2.65B to $2.67B
Acquired revenues	—	~($9M)
Currency impact	—	~($1M)
Exited operations(3)	($42M)	—
Same store total revenues	$2.90B	$2.64B to $2.66B
(1)    Projections are based on Company estimates as of November 2, 2023 and are provided solely for illustrative purposes. Actual results may vary. The Company undertakes no obligation to update this information. Additionally, the Company's estimates do not factor in the impact of any future acquisitions or dispositions. The Company’s future financial results could differ materially from the Company’s current estimates.
(2)    For forward-looking Same store revenues, the reconciliation is unavailable without unreasonable effort. For this reason, we use a projected range of the aggregate amount of certain items in order to calculate our projected non-GAAP Same store revenues outlook.
(3)    In 2023, exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the media markets.
(4)    Total revenues as reported.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
BUSINESS OUTLOOK - 2023 GUIDANCE(1)(2)
FREE CASH FLOW
(Unaudited)

Table No. 13	Full Year 2023 (Est.)
Cash provided by operating activities (GAAP basis)	$105M to $125M
Capital expenditures	~$40M
Free cash flow (non-GAAP basis)	$65M to $85M
(1)    Projections are based on Company estimates as of November 2, 2023 and are provided solely for illustrative purposes. Actual results may vary. The Company undertakes no obligation to update this information. Additionally, the Company's estimates do not factor in the impact of any future acquisitions or dispositions. The Company’s future financial results could differ materially from the Company’s current estimates.
(2)    For forward-looking Free cash flow, the reconciliation is unavailable without unreasonable effort. For this reason, we use a projected range of the aggregate amount of certain items in order to calculate our projected non-GAAP Free cash flow outlook.

KEY PERFORMANCE INDICATORS

A key performance indicator ("KPI") is generally defined as a quantifiable measurement or metric used to gauge performance, specifically to help determine strategic, financial, and operational achievements, especially compared to those of similar businesses.

We define Digital-only average revenue per user ("ARPU") as digital-only subscription average monthly revenues divided by the average digital-only paid subscriptions within the respective period. We define Core platform ARPU as core platform average monthly revenues divided by average monthly customer count within the period. We define Core platform revenues as revenue derived from customers utilizing our proprietary digital marketing services platform that are sold by either our direct or local market teams.

Management believes Digital-only ARPU, Core platform ARPU, digital-only paid subscriptions, and core platform average customer count are KPIs that offer useful information in understanding consumer behavior, trends in our business, and our overall operating results. Management utilizes these KPIs to track and analyze trends across our segments.

GANNETT CO., INC.
KEY PERFORMANCE INDICATORS
(Unaudited)

Table No. 14	Three months ended September 30,				Nine months ended September 30,
In thousands, except ARPU	2023	2022	Change	% Change	2023	2022	Change	% Change
Gannett Media:
Digital-only ARPU	$6.82	$5.98	$0.84	14.0%	$6.33	$5.97	$0.36	6.0%

DMS:
Core platform ARPU	$2,636	$2,511	$125	5.0%	$2,605	$2,412	$193	8.0%
Core platform average customer count	15.3	15.8	(0.5)	(3.2)%	15.1	15.8	(0.7)	(4.4)%

Table No. 15	As of September 30,
In thousands	2023	2022	% Change
Gannett Media:
Digital-only paid subscriptions	1,964	1,982	(0.9)%